Posting Supplement No. 170 dated March 31, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 378198

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378198	$12,800	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378198. Member loan 378198 was requested on March 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,550 / month
Current employer:	Merck and Co.	Debt-to-income ratio:	20.33%
Length of employment:	8 months	Location:	Collegeville, PA

Home town:	Monongahela
Current & past employers:	Merck and Co., Lonza Biologics, Amgen, MedImmune
Education:	University of Pittsburgh

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate/pay debts

A credit bureau reported the following information about this borrower member on March 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	31
Revolving Credit Balance:	$32,785.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 380348

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
380348	$3,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 380348. Member loan 380348 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,583 / month
Current employer:	SEIDS	Debt-to-income ratio:	2.21%
Length of employment:	4 years	Location:	WINDER, GA

Home town:	Atlanta
Current & past employers:	SEIDS, Garmon Enterprises
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

With the economy in turmoil, I can't afford to buy a new car. So I would rather fix my daily driver back up to reliable standards. Considering the fact that I drive 60 plus miles per day to work, school, and back home, I would save more on gas and maintenance in the long run. To me, an investment to saving me time and money, it's worth it.

A credit bureau reported the following information about this borrower member on February 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$915.00	Public Records On File:	0
Revolving Line Utilization:	20.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 381864

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
381864	$25,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 381864. Member loan 381864 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,500 / month
Current employer:	Sales Manager	Debt-to-income ratio:	5.15%
Length of employment:	10 years	Location:	Matthews, SC

Home town:	Charlotte
Current & past employers:	Sales Manager
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

Lookingto consolidate all my multiple payments into one convenient payment per month with a fixed interest rate.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1978	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	1
Revolving Credit Balance:	$23,120.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 382211

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
382211	$7,500	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 382211. Member loan 382211 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Gloucester County Department of Corrections	Debt-to-income ratio:	24.61%
Length of employment:	7 months	Location:	Wenonah, NJ

Home town:	Woodbury
Current & past employers:	Gloucester County Department of Corrections
Education:	Cittone Institute

This borrower member posted the following loan description, which has not been verified:

I needed money for my wedding last september and was preapproved for a loan through CitiFinancial. At the time the fact that I was paying 22% interest was of little concern to me because I just needed the money and now I'm trying to fix it and pay it off at a lower interest rate.

A credit bureau reported the following information about this borrower member on March 15, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,685.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 384200

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
384200	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 384200. Member loan 384200 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Convergent Wealth Advisors	Debt-to-income ratio:	14.20%
Length of employment:	1 year	Location:	castile, NY

Home town:	rochester
Current & past employers:	Convergent Wealth Advisors, Clover Capital Management, Smith Barney
Education:	St. John Fisher College

This borrower member posted the following loan description, which has not been verified:

Need to consolidate credit card debt.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,687.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 384913

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
384913	$1,925	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 384913. Member loan 384913 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,250 / month
Current employer:	Maverik Country Store	Debt-to-income ratio:	10.48%
Length of employment:	9 months	Location:	Torrington, WY

Home town:	Torrington
Current & past employers:	Maverik Country Store, Panhandle Coop Grocery Store for 5 years, Subway Sandwiches for 5years, Cheyenne Aerotech Cafeteria for 2 and a half years, Cheyenne Hathaway Cafeteria for 4 years
Education:	Eastern Wyoming College

This borrower member posted the following loan description, which has not been verified:

Just to have a little cash available if needed.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$653.00	Public Records On File:	0
Revolving Line Utilization:	3.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 385483

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385483	$5,400	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385483. Member loan 385483 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	self-employed	Debt-to-income ratio:	1.72%
Length of employment:	3 years	Location:	lamesa, TX

Home town:	Lamesa
Current & past employers:	self-employed
Education:

This borrower member posted the following loan description, which has not been verified:

I need this loan because I need to remodel my bathroom due to that the pluming is really bad, and with that money I can fix it, even though I'm self employed due to the recession that this country is going through my business have gone down.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	62
Revolving Credit Balance:	$586.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 385517

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385517	$15,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385517. Member loan 385517 was requested on March 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	brinks	Debt-to-income ratio:	17.17%
Length of employment:	13 years 8 months	Location:	queens, NY

Home town:	Brooklyn
Current & past employers:	brinks
Education:

This borrower member posted the following loan description, which has not been verified:

PAYOFF TWO PERSONAL LOANS ($11K)FROM CITIBANK. MY AUTOMOBILE NEEDS SERVICE,CHECK ENGINE LIGHT ON DASBOARD IS DISPLAY. SEARCHING FOR SECONDARY JOB TO FOR EXTRA INCOME.

A credit bureau reported the following information about this borrower member on March 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	59
Revolving Credit Balance:	$608.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 386209

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386209	$10,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386209. Member loan 386209 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,792 / month
Current employer:	Scott & White EMS, Inc.	Debt-to-income ratio:	17.37%
Length of employment:	2 years 8 months	Location:	Temple, TX

Home town:	Temple
Current & past employers:	Scott & White EMS, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I'm starting an internet auction & ecommerce website. I already have my company incorporated (State of Texas) and also have my domain name secured. I'm in need of capital to pay for web development and hosting costs.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386315

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386315	$14,100	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386315. Member loan 386315 was requested on March 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	The Grand Canal Shoppes at The Venetian	Debt-to-income ratio:	10.82%
Length of employment:	2 years	Location:	LAS VEGAS, NV

Home town:	Orem
Current & past employers:	The Grand Canal Shoppes at The Venetian, Aramark Corp, The Utah College of Massage Therapy
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidate my car payment and motorcycle payment into one loan and lower the aggregate interest rate and monthly payments.

A credit bureau reported the following information about this borrower member on March 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	24
Revolving Credit Balance:	$10,513.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386400

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386400	$10,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386400. Member loan 386400 was requested on March 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	8.54%
Length of employment:	n/a	Location:	New York, NY

Home town:	Taipei
Current & past employers:	Mondera
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I need to get a 25k loan to consolidate debt. I will use the money to pay off two credit card account in Bank of America and JP Morgan Chase. I will spend 13k to pay off the Bank of America's credit card. And 11k to pay off the credit card on JP Morgan Chase. I incurred the 25k credit card debt in 2008 to finance an internet start up. But unfortunately the venture did not work out. I am currently working as a software consultant with steady income. I like to pay off the high interest credit card account with a lower interest rate loan and pay if off in next 3 years.

A credit bureau reported the following information about this borrower member on March 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	39
Revolving Credit Balance:	$24,485.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 386752

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386752	$10,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386752. Member loan 386752 was requested on March 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Saia Motorfreight	Debt-to-income ratio:	7.62%
Length of employment:	2 years 2 months	Location:	Eastlake, OH

Home town:	Larne
Current & past employers:	Saia Motorfreight, PAM Transport
Education:	Sunderland University

This borrower member posted the following loan description, which has not been verified:

Replacing carpet with hardwood floors. Replacing kitchen cabinets and countertops as well as replacing appliances and kitchen flooring. If we have anything left we would like to do a patio outside so that we have some outside place to sit and enjoy the weather. Replacing toilet, hot water heater and furnace.

A credit bureau reported the following information about this borrower member on March 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	47
Revolving Credit Balance:	$1,815.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386939

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386939	$5,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386939. Member loan 386939 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	top service construction	Debt-to-income ratio:	18.13%
Length of employment:	3 years	Location:	FAIRFAX, VA

Home town:	seoul
Current & past employers:	top service construction
Education:

This borrower member posted the following loan description, which has not been verified:

I need money for buy lot a tool.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,155.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386940

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386940	$4,200	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386940. Member loan 386940 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Good News Church Inc.	Debt-to-income ratio:	21.69%
Length of employment:	9 months	Location:	Saint Augustine, FL

Home town:	Laurens
Current & past employers:	Good News Church Inc., EGP Inc.
Education:	Flagler College

This borrower member posted the following loan description, which has not been verified:

I am looking to pay for a honeymoon and use the extra money for paying down a higher rate credit card.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,154.00	Public Records On File:	0
Revolving Line Utilization:	99.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 386977

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386977	$19,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386977. Member loan 386977 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	carey limousine	Debt-to-income ratio:	0.36%
Length of employment:	4 years	Location:	FLUSHING, NY

Home town:	LAHORE
Current & past employers:	carey limousine, SELF EMPLOYED
Education:	BACHELORS

This borrower member posted the following loan description, which has not been verified:

THIS IS a loan to get the car payed off.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	36
Revolving Credit Balance:	$1,536.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387083

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387083	$6,500	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387083. Member loan 387083 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	ARROW HEAD	Debt-to-income ratio:	23.37%
Length of employment:	20 years	Location:	FORT WORTH, TX

Home town:	ZACATECAS
Current & past employers:	ARROW HEAD
Education:

This borrower member posted the following loan description, which has not been verified:

PERSONAL LOAN

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	23
Revolving Credit Balance:	$12,518.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387100

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387100	$8,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387100. Member loan 387100 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	kearns electric inc.	Debt-to-income ratio:	24.08%
Length of employment:	4 years 2 months	Location:	philadelphia, PA

Home town:	Philadelphia
Current & past employers:	kearns electric inc., Dollar Tree Stores
Education:

This borrower member posted the following loan description, which has not been verified:

to pay off credit cards

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,441.00	Public Records On File:	1
Revolving Line Utilization:	66.50%	Months Since Last Record:	64
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387113

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387113	$16,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387113. Member loan 387113 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Self Employed	Debt-to-income ratio:	9.24%
Length of employment:	2 years	Location:	Detroit, MI

Home town:
Current & past employers:	Self Employed
Education:	Wayne State University, Masters degree

This borrower member posted the following loan description, which has not been verified:

Fixtures for 9-unit apartment building. Owner has more than $300,000 cash invested in the building.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,117.00	Public Records On File:	0
Revolving Line Utilization:	74.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387209

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387209	$10,750	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387209. Member loan 387209 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Ojai Valley Inn and Spa	Debt-to-income ratio:	23.33%
Length of employment:	3 years 4 months	Location:	Ventura, CA

Home town:	Mishawaka
Current & past employers:	Ojai Valley Inn and Spa, Walt Disney Co.
Education:	Chapman University

This borrower member posted the following loan description, which has not been verified:

Consolidate all credit cards into one monthly payment. To become debt free in 3 years or less

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,765.00	Public Records On File:	0
Revolving Line Utilization:	78.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387212

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387212	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387212. Member loan 387212 was requested on March 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,583 / month
Current employer:	County of San Mateo	Debt-to-income ratio:	9.31%
Length of employment:	3 years 3 months	Location:	San Mateo, CA

Home town:	Los Angeles
Current & past employers:	County of San Mateo, Mills College, UC Berkeley, UC San Francisco
Education:	Brown University, San Francisco State University

This borrower member posted the following loan description, which has not been verified:

I live in one of the two most expensive counties in the US -- San Mateo, CA, where the median home price is $800K. Even though I'm a manager with a stable job and income, I have been priced out of the market for years. With the sudden surplus of foreclosed properties I can purchase a home. I can take the necessary funds out of my IRA, but with the market the way it is, I'd prefer to borrow and let my IRA recover, without taking a distribution loss. I'm extremely financially responsible and put myself through undergraduate school at Brown University and two graduate degrees by working hard and saving money.

A credit bureau reported the following information about this borrower member on March 23, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$125.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387285

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387285	$5,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387285. Member loan 387285 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Brown Brothers Harriman	Debt-to-income ratio:	0.12%
Length of employment:	4 years	Location:	Allston, MA

Home town:	Mallorca
Current & past employers:	Brown Brothers Harriman
Education:	Clark University

This borrower member posted the following loan description, which has not been verified:

Cash advance required for consolidation of credit card debt and a a better payment plan. Thanks for your time.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,176.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387337

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387337	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387337. Member loan 387337 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,208 / month
Current employer:	united tobacco inc	Debt-to-income ratio:	0.97%
Length of employment:	6 years 4 months	Location:	margate, FL

Home town:	Cuba
Current & past employers:	united tobacco inc, reel smokers distributors
Education:	jersey city state

This borrower member posted the following loan description, which has not been verified:

loan for debt cosolidation ; credit cards; auto loan

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	53
Revolving Credit Balance:	$437.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387383

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387383	$6,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387383. Member loan 387383 was requested on March 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	lemon-x corp	Debt-to-income ratio:	22.58%
Length of employment:	10 months	Location:	bohemia, NY

Home town:
Current & past employers:	lemon-x corp
Education:	Saint Joseph College

This borrower member posted the following loan description, which has not been verified:

I have high precentage rates on my line of credit that i like to pay back. I would like to barrow this money to pay my debt.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,511.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387448

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387448	$6,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387448. Member loan 387448 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,392 / month
Current employer:	Cauley Detective Agency	Debt-to-income ratio:	1.34%
Length of employment:	1 year 10 months	Location:	Gibsonia, PA

Home town:	Pittsburgh
Current & past employers:	Cauley Detective Agency, Explosive Supplements LLC
Education:	Robert Morris University

This borrower member posted the following loan description, which has not been verified:

Loan is as for follows- $3,000.00 - Helping friend/ giving him $3000 to repay me whenever he can. $2,000.00 - Taking a trip with friends to Corolla NC, already charged part of it to credit card, don't need a loan but I'm building credit and like to have a cushion in my bank account. Friends are going to pay me back when they get back from college this summer. $700 -buying a bicycle to get in better shape. $300 -spare for the 1% charge and other fees associated with taking out the loan and extra just to have a cushion. I currently have a $7000 savings set aside for when i need a new car/emergency expenses, will be adding my tax refund and part of my annual vacation pay to this fund. I am primarily doing this loan to raise my credit score, although it is excellent now, I want to raise it so when I get a house years down the road I can get a good interest rate and be able to afford a decent home. Employment Security guard $12.00/hr + $1.87 health care reimbursement(i am under my parents health care until I am 23 since i am a full time college student also)- full time. I am in good standing and have not been written up for anything. I have been employed there since May 2007. Also own a home based internet business which will be up in two months which is already funded for selling weight lifting and weight loss supplements. I also have a backup plan on doing EMS which pays more and trains you and they are in need of EMT's if the economy causes me to lose my current job. Although i do not think the economy will affect my job, I still plan for the future, and working at McDonald's is not below me worse comes to worse. Currently enrolled full time at Robert Morris University, Graduation date is expected to be May 2010 as long as i can schedule the classes i need. Planning to go on to get a masters degree directly after getting my B.S. in management. I am planning on applying to a few police departments after I am done with college. any questions feel free to ask.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,185.00	Public Records On File:	0
Revolving Line Utilization:	19.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387600

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387600	$25,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387600. Member loan 387600 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Choice Group USA, Inc.	Debt-to-income ratio:	1.77%
Length of employment:	3 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Choice Group USA, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I own factories in a foreign country where making garments. I have my own company here in NY. Now planning to open store where I can sell extra clothes from our factories and create earnings. Need some cash for couple of months max to set the store and other expenses. Will return the money within two months.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	65
Revolving Credit Balance:	$7,084.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387703

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387703	$20,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387703. Member loan 387703 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,375 / month
Current employer:	Miami Interational Compliance	Debt-to-income ratio:	5.75%
Length of employment:	5 years	Location:	Hialeah, FL

Home town:	Miami
Current & past employers:	Miami Interational Compliance
Education:

This borrower member posted the following loan description, which has not been verified:

Along with my wife, I am buying a Pizza "Window", in a very busy shopping mall, the place is 700 sqf, it has all the equipment and oven. The business is already open and running, let's roll!

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,886.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 387741

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387741	$20,000	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387741. Member loan 387741 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,150 / month
Current employer:	Cityone	Debt-to-income ratio:	8.21%
Length of employment:	3 years	Location:	Miami, FL

Home town:	Miami
Current & past employers:	Cityone
Education:

This borrower member posted the following loan description, which has not been verified:

I need to ocntinue my education, currently i have an associate in arts, I am looking into contibuing my education to a higher level, I am planning on going to school. New horizons are opening for me!

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	67
Revolving Credit Balance:	$15,518.00	Public Records On File:	0
Revolving Line Utilization:	63.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 387744

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387744	$16,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387744. Member loan 387744 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,533 / month
Current employer:	Social Security Board	Debt-to-income ratio:	9.13%
Length of employment:	11 years 6 months	Location:	Cambria Heights, NY

Home town:
Current & past employers:	Social Security Board
Education:	CUNY Lehman College

This borrower member posted the following loan description, which has not been verified:

pay off debt

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	44
Revolving Credit Balance:	$17,436.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387759

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387759	$25,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387759. Member loan 387759 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Bill Stancel Masonry, Inc.	Debt-to-income ratio:	2.86%
Length of employment:	5 years 10 months	Location:	Alva, FL

Home town:	Fort Myers
Current & past employers:	Bill Stancel Masonry, Inc.
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

Potential Lenders: I am a college graduate, married ten years, with two children. I graduated from the University of Central Florida, with a bachelor degree in business administration with a minor in finance. I currently am responsible for the day to day operations of a $25M average annual sales construction company. My income is two part: For my day to day living expenses I take a salary of $72,800 annually. The remainder of my income is based on commissions and bonuses. Average commission and bonuses for the last three years has been about $80,000 per year. This year I am on track with about $25,000 in commissions year to date and much of the year to go. I sold my home during the real estate boom and I have managed to put enough away to build a new home for my family. Presently I am renting a nice place until the construction of my new home is finished. Not wanting to use all of my available savings I have used some credit lines available to me to finance some of the construction as building schedule and my cash flow from commissions do not always coincide. My intentions are to finish the house by the end of this year, and depending on rates, refinance the home and repay any outstanding debt. I have an excellent credit history. I have never had a late payment of any kind. I always pay my bills on time. Everything I own is paid for (vehicles, boat, etc.,) except for the lot I am building by house on which has a note for $55K. My net worth is about $300K. Thank you for your investment consideration.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,911.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387784

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387784	$14,500	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387784. Member loan 387784 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Fischer & Company	Debt-to-income ratio:	18.04%
Length of employment:	7 months	Location:	Pittsburgh, PA

Home town:	Pittsburgh
Current & past employers:	Fischer & Company
Education:	University of Pittsburgh-Main Campus, Point Park University

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, I am searching for a $20,000 loan to consolidate my credit card debt. I have a full time job as a real estate associate broker with a prominent commercial real estate firm in Pittsburgh, PA. I am also in graduate school to where I'm studying International business. I am fully capable at repaying the loan over time. I just need to consolidate from my high interest credit cards. This is why I'm asking for the loan. Please consider my request. Thanks, Adam Viccaro

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,392.00	Public Records On File:	0
Revolving Line Utilization:	94.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 387801

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387801	$2,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387801. Member loan 387801 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Thomas & Betts	Debt-to-income ratio:	22.77%
Length of employment:	2 years	Location:	Houston, TX

Home town:	Flatonia
Current & past employers:	Thomas & Betts, O DRILL MCM
Education:

This borrower member posted the following loan description, which has not been verified:

Loan for a welding machine

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,128.00	Public Records On File:	0
Revolving Line Utilization:	13.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 387894

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387894	$20,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387894. Member loan 387894 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,833 / month
Current employer:	Kauai scuba center	Debt-to-income ratio:	17.97%
Length of employment:	8 months	Location:	Brownsville, OR

Home town:	slc
Current & past employers:	Kauai scuba center, Philips products
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for help our company get off the ground. This is a new company that we just started in June 08 . We would like to buy some new equipment witch last about 3 to 4 years. And some needed repairs to the dive boat. Before our coast guard inspection. This ioan will help us grow in a time when no one else will give a new company a loan or a change to grow. Thank for your time.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,186.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 387910

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387910	$13,200	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387910. Member loan 387910 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	power and process, inc	Debt-to-income ratio:	12.72%
Length of employment:	2 years 8 months	Location:	west haven, CT

Home town:	west haven
Current & past employers:	power and process, inc, party people, inc, General party rentals
Education:

This borrower member posted the following loan description, which has not been verified:

Id like to pay off my credit card debt completely and have a low monthly payment because i want to buy my girlfriend of 3yrs a ring and with lower monthly payments i can save for it faster. I accumulated the debt from when i was younger and had the silly mind set that a credit card is like free money. I have greatly learned from that. I just want to be done with credit cards. I am a great candidate for a loan because i have never had a late payment in my life. I always paid more then double the min. monthly payments. I dont have kids or dependents. I live rent free with family in a big house. (I do labor work like cutting grass, work on their cars, take care of the home, etc. in exchange for rent free living.) I have a very stable and well paying job which ive been at for almost 3yrs. Im a work horse. Ive never been unemployed since ive started working at 16yrs old. I would greatly apprieciate the help.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,721.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 387912

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387912	$5,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387912. Member loan 387912 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	ernst young	Debt-to-income ratio:	15.40%
Length of employment:	2 years	Location:	FORT LAUDERDALE, FL

Home town:	hazleton
Current & past employers:	ernst young
Education:	Bloomsburg University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

Borrowing to extinguish a credit card obligation at a lower interest rate.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	79
Revolving Credit Balance:	$9,347.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 387931

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387931	$1,500	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387931. Member loan 387931 was requested on March 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Palo Alto Medical Foundation	Debt-to-income ratio:	1.04%
Length of employment:	3 years	Location:	SAN JOSE, CA

Home town:	Milpitas
Current & past employers:	Palo Alto Medical Foundation, Allied Barton
Education:	De Anza College

This borrower member posted the following loan description, which has not been verified:

Pay back family members that helped me move 2mths ago. Need a cheaper monthly payment.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,781.00	Public Records On File:	0
Revolving Line Utilization:	59.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 388005

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388005	$16,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388005. Member loan 388005 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,083 / month
Current employer:	Nestle	Debt-to-income ratio:	2.61%
Length of employment:	5 years	Location:	Pensacola, FL

Home town:
Current & past employers:	Nestle
Education:	University of Minnesota-Twin Cities, The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

For three years I have owned a small business dealing in long-term real estate holdings. I have a number of properties that are providing me with rental income but I would like to expand my business and reorganize into a safer and more efficient corporate entity. I also plan on doing some maintenance and remodeling on my current properties to make them more profitable. My husband is a military physician, so our primary job is stable. I currently have 30K in liquid savings, but I am applying for this loan to keep my business entity separate and ensure that I have a financial buffer for emergencies. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on March 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,204.00	Public Records On File:	0
Revolving Line Utilization:	51.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388121

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388121	$1,600	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388121. Member loan 388121 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Restaurant Associates	Debt-to-income ratio:	4.64%
Length of employment:	2 years	Location:	philadelphia, PA

Home town:	Atco
Current & past employers:	Restaurant Associates, touchtone wireless, eb games
Education:	Cittone Institute

This borrower member posted the following loan description, which has not been verified:

I am looking to purchase a used motorcycle to commute to work

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1975	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,753.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388158

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388158	$5,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388158. Member loan 388158 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,167 / month
Current employer:	L3	Debt-to-income ratio:	1.71%
Length of employment:	2 months	Location:	HAMPTON, VA

Home town:	Newport News
Current & past employers:	L3
Education:	NVCC

This borrower member posted the following loan description, which has not been verified:

loan for a used 1996 bmw

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	50
Revolving Credit Balance:	$7,961.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388174

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388174	$13,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388174. Member loan 388174 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Realtor-Self Employed	Debt-to-income ratio:	16.14%
Length of employment:	1 year 5 months	Location:	Bryan, TX

Home town:
Current & past employers:	Realtor-Self Employed
Education:	Texas A & M University

This borrower member posted the following loan description, which has not been verified:

I am a Realtor in Bryan College Station Texas (strong market). I am looking for funding to start my own brokerage. The money will be used to pay fees and for advertising costs. I have great credit, experience starting a new business (restaurant). Just looking for a lower rate than the local banks quoted me.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388222

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388222	$11,250	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388222. Member loan 388222 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Gleason Works	Debt-to-income ratio:	18.69%
Length of employment:	1 year	Location:	Smithton, IL

Home town:	Mountain Home
Current & past employers:	Gleason Works, Gleason Works
Education:	Syracuse University

This borrower member posted the following loan description, which has not been verified:

Looking for a loan to payoff my 2 credit cards. I have been an excellent steward of my finances. I used credit to get me through school and have been working on paying them off for 2 years. It's near impossible to do with the credit card companies. I have worked as a industrial engineer for 9 years at a major transportation company. About a year ago made a move to my current job as a supply chain anaylst. Both credit cards add up to $10,800. Help me pay them off and get out of debt. I have no mortage and my wife and I are getting ready to move in with my parents. This will help us expedite getting debt free within 3-4 years. I NEED a good rate of intrest. Please help. Thanks.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	46
Revolving Credit Balance:	$11,197.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388233

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388233	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388233. Member loan 388233 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Desert Inn Hotel Management	Debt-to-income ratio:	9.28%
Length of employment:	7 months	Location:	Yonkers, NY

Home town:	Manhattan
Current & past employers:	Desert Inn Hotel Management, Cypress Healthcare, Simpson, Thatcher and Bartlett, Old Cutler Developers
Education:	Herbert H. Lehman College

This borrower member posted the following loan description, which has not been verified:

I am fully employed as is my husband. Our current living expenses are minimal, and we both earn enough income to have all our expenses covered. Our credit history is excellent. As a hobby, I had started a side business a few years ago and it has always done well for me via word of mouth. I decided now to take that small side business I have been doing for some time now and create a real business out of it. I am comfortable already with the time I put into it, and with a little influx of cash flow I can expand my business and increase my residual cash flow. Eventually, I believe that this business of mine will continue to grow to the point it where I can actually turn it into a full time thing.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,559.00	Public Records On File:	0
Revolving Line Utilization:	12.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 388278

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388278	$8,000	19.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388278. Member loan 388278 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,269 / month
Current employer:	Brand Energy Solutions	Debt-to-income ratio:	13.19%
Length of employment:	3 years	Location:	Houston, TX

Home town:	Dallas
Current & past employers:	Brand Energy Solutions, Big City Access, Miken Specialities ltd.
Education:	Sam Houston State University

This borrower member posted the following loan description, which has not been verified:

Transitional Housing is a different kind of housing alternative. The goal of the organization is to provide interim housing and skill training so that clients become empowered and independent individuals. Rooms will be rented and paid weekly. The money will be used to purchase assorted furniture, furnishings, and appliances for the different rooms. What makes me a good, reliable and responsible candidate for the loan is my ability and goal to pay the loan off. I am a very responsible person when it comes to paying my bills on time. I would just like the opportunity to be able to prove myself in what I know to be a very profitable business venture.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$634.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 388289

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388289	$7,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388289. Member loan 388289 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Fabel Designs	Debt-to-income ratio:	12.87%
Length of employment:	2 years 9 months	Location:	South Jordan, UT

Home town:	West Jordan
Current & past employers:	Fabel Designs, ACS
Education:	Salt Lake Community College

This borrower member posted the following loan description, which has not been verified:

Have a great opportunity to purchase a portion of a growing company. Company has experienced 37% growth from 2007 to 2008. Continued strong growth in 2009 (even in poor economy). Projected growth to be up 40% in 2009. I am experienced in this line of business and feel I would be a great asset to help facilitate more growth.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$298.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388319

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388319	$19,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388319. Member loan 388319 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,467 / month
Current employer:	Incorp Services Inc	Debt-to-income ratio:	17.16%
Length of employment:	3 years 2 months	Location:	henderson, NV

Home town:	Curitiba
Current & past employers:	Incorp Services Inc, Inenvi, LLC
Education:	Universidade Federal do Parana

This borrower member posted the following loan description, which has not been verified:

I bought a 2005 convertible nissan 350Z last year because my ex boyfriend told me he'd pay for half the monthly payments. We ended up breaking up and now I pay for it myself. Thing is, I dont need a car that expensive, and I can't sell it to a private party because I make payments in it and I can't get the title until the car is paid off. You can't sell a car to a private party unless you hold the title. I could sell to a dealer but they will pay me 6000 less than what I owe in the car so that is completely out of question. I owe $20300 in the car, a dealer would give me 14k and I can sell it to a private party for 19 or 20k. Therefore, the purpuse of this loan is so that I can pay off my car, so I can get the title and sell it to a private party. Then I would use the sale money, whenever it sells, to buy a much cheaper car (I was thinking something like 5k) and use the rest as a down payment in a house I wanna buy. The other option I would have to stop wasting money in this car is to have someone take over my car payments and just transfer the title to that person when the car is paid off. I find that very risky because the car would still me under my name and responsability and if the person doesnt make my payment in time it would affect my credit negatively when I am trying to buy a house. I have never paid any bills late and I wouldn't let someone one do that with my name and credit. Not to mention the damage that can be done to the car and all things that can go wrong with that option. I am a great candidate for this loan because I am an extremely honest and responsable person. I pay all my bills at least a week before their due date, always on time, and I always pay them until they are paid off. The only reason my credit is not even higher is because I am a foreigner and dont have enough credit history since I have only been in the States for 4 years. I am a software enginner and I make enough money to pay this loan confortably. My monthly expense with rent and utilities is only $500. This is just an option to get rid of luxuries I dont need and use my money wisely. Thank you. :)

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,022.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 388322

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388322	$10,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388322. Member loan 388322 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	United Health Services	Debt-to-income ratio:	17.12%
Length of employment:	2 years	Location:	Ellenton, FL

Home town:	Fairborn
Current & past employers:	United Health Services, Kids R Kids, Cracker Barrel
Education:	Manatee Community College, University of Central Florida

This borrower member posted the following loan description, which has not been verified:

My fiance and I are relocating and will use this money to help pay for moving expenses and getting settled. Thanks.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,435.00	Public Records On File:	0
Revolving Line Utilization:	59.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388348

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388348	$24,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388348. Member loan 388348 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,335 / month
Current employer:	LyChron LLC	Debt-to-income ratio:	11.74%
Length of employment:	6 years 10 months	Location:	ALVISO, CA

Home town:	Mountain View
Current & past employers:	LyChron LLC, California Institute for Medical Research
Education:	Mission College

This borrower member posted the following loan description, which has not been verified:

The loan will be to consolidate all of my credit card debt, pay off what's left on my car loan and have a little extra on savings. I currently own two duplexes in Modesto CA that I get $2,500 a month on rent from and another house in Reno NV that gets me $1,000.00 a month. I did however loan another friend $23,000 to help him consolidate his debt about 2 years ago and he has been making payments to me but now I need to consolidate my own debt. I am never late on any of my payments and I would like to save up enough money again to purchase a home in my area. Income: Work (on average) $3,200.00 Rent from Modesto $2,500.00 Rent from Reno $1,000.00 Personal loan $ 635.00 Total $7,335.00 Thank you,

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	55
Revolving Credit Balance:	$21,904.00	Public Records On File:	0
Revolving Line Utilization:	61.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388382

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388382	$12,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388382. Member loan 388382 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Best Buy	Debt-to-income ratio:	13.16%
Length of employment:	3 years 4 months	Location:	GILROY, CA

Home town:	Gilroy
Current & past employers:	Best Buy
Education:	University of California-Santa Barbara (UCSB)

This borrower member posted the following loan description, which has not been verified:

Looking for a means of financing the purchase of an RV locally from a private party.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1971	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	34
Revolving Credit Balance:	$9,030.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388401

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388401	$7,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388401. Member loan 388401 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	AT and T	Debt-to-income ratio:	3.57%
Length of employment:	9 years 8 months	Location:	HOUSTON, TX

Home town:	Houston
Current & past employers:	AT and T, AT and T
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

i need this amount to clear all of my credit cards debts so please help..Thank you

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	44	Months Since Last Delinquency:	18
Revolving Credit Balance:	$4,462.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388405

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388405	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388405. Member loan 388405 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	self	Debt-to-income ratio:	1.06%
Length of employment:	10 years 2 months	Location:	SOMERS POINT, NJ

Home town:	Sharon Hill
Current & past employers:	self, meyers construction
Education:

This borrower member posted the following loan description, which has not been verified:

buying new motor for work truck. dont wont to buy new at this time. allso tring to build better creidt.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,227.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388417

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388417	$8,400	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388417. Member loan 388417 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Carter Oil Company, Inc.	Debt-to-income ratio:	24.75%
Length of employment:	5 years 6 months	Location:	Flagstaff, AZ

Home town:	Columbus
Current & past employers:	Carter Oil Company, Inc., SFS Stanton Financial Services
Education:	Valparaiso University

This borrower member posted the following loan description, which has not been verified:

My goal is to get out of debt and save myself the multiple finance charges and interest rates I am currently paying on credit card and medical debt. I have already cut up my credit cards and have learned to live on what I make. I am looking for the convenience of a single payment insted of having to write multiple checks every month. I want to make payments twice a month, each time I get paid.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	76
Revolving Credit Balance:	$1,924.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388418

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388418	$21,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388418. Member loan 388418 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Bella Nail and Spa	Debt-to-income ratio:	0.27%
Length of employment:	1 year	Location:	RIVERDALE, GA

Home town:	Phnom Penh
Current & past employers:	Bella Nail and Spa
Education:

This borrower member posted the following loan description, which has not been verified:

The car is in showroom condition. Immaculate inside and out. Very well maintained with low miles. Asking price was 34900. Negotiated to 31k. Putting down 10k towards seller. Need to finance 21k. Thank you.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$208.00	Public Records On File:	0
Revolving Line Utilization:	1.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388441

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388441	$5,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388441. Member loan 388441 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,362 / month
Current employer:	Texas Department of Information Resources	Debt-to-income ratio:	8.63%
Length of employment:	2 years 9 months	Location:	new braunfels, TX

Home town:	Gonzales
Current & past employers:	Texas Department of Information Resources, US Army
Education:	Howard Payne University

This borrower member posted the following loan description, which has not been verified:

We will be using the loan to help us get into our first Home. Although we have some debt we have been working for over three years to completely pay it all off. In less than 12 months we will have all our debts paid off. I have a steady job with the Government. This loan will allow me and my family to get into a home for the first time in our lives. Thank You, Noel

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	31
Revolving Credit Balance:	$2,602.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388462

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388462	$6,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388462. Member loan 388462 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	No Limits Custums Art & Frames	Debt-to-income ratio:	17.84%
Length of employment:	1 year	Location:	Newport News, VA

Home town:	Northhampton
Current & past employers:	No Limits Custums Art & Frames
Education:	Thomas Nelson Community College

This borrower member posted the following loan description, which has not been verified:

I am an artist and a new daddy as of 1/19. I started the process of opening a business, custom art & frames. Instead of a small business loan, I decided to use my personal credit. I took out cast advances and almost maxed out my credit limits. In June, my fiance and I unexpectantly found out we were expecting. So, with our fantastic new addition, I had to come up with a new plan, finacially. Our shop is still in the process of opening, although I am still generate income through the business. I do custom oil paintings, color portraits and tattoos. Had I known what the future was going to hold, I would have done a small business loan. Now my personal credit is tapped. The major objective is to pay off creditors with deffered payments to avoid high intrest rates. Then I would like to pay off the rest of my high interest creditors. Once I can do this, I can turn the business finaces into that, instead of my personal finance. We were suppose to get married in August of this year. This would also make it possible for us to go through with our wedding plans.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	58
Revolving Credit Balance:	$9,196.00	Public Records On File:	0
Revolving Line Utilization:	83.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388465

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388465	$25,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388465. Member loan 388465 was requested on March 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,500 / month
Current employer:	Impera Group	Debt-to-income ratio:	19.54%
Length of employment:	1 year	Location:	Rockville, MD

Home town:	Washington
Current & past employers:	Impera Group, A.T. Kearney, Corporate Executive Board, The Hackett Group, Marchfirst, IBM
Education:	The Wharton School, University of Pennsylvania, George Washington University (GW), Johns Hopkins University

This borrower member posted the following loan description, which has not been verified:

BACKGROUND: Impera Group is a 1 year old, 6 person company that specializes in helping B2B companies sell into the executive suite of Fortune 1000 companies globally. We have 6 current clients for our core business, which is an outsourced sales team. Our fees include a rate per month per person ($5,000 to $10,000) + a percentage of revenue (10% to 35% for 1 to 3 years) from new contracts we help clients generate. The front-end monthly fees is intended to cover our costs and keep it low enough that it makes it easy on clients' cash flow. The model is intended to be shared reward with significant ongoing revenue and profitability potential for Impera Group. However, with typically 6 to 12 month sales cycles, it takes time to reap significant revenue from each client. LOAN PURPOSE: The #1 constraint on our growth is enough personnel, and given the sophistication of our service and the background needed we require people that need a high base salary. Any funding we receive will be invested solely into hiring more people and adding more PCs and office space. LEADERSHIP/CREDENTIALS: Impera Group's CEO has 20+ years of experience, a Wharton MBA, and a significant entrepreneurial, consulting and sales background. The company's President also has 20+ years of experience and previously was a senior sales executive within a Fortune 100 company. RISKS: The company is well past the risky start-up phase. Current contracts run through 12/31/09 so there is a solid foundation to build upon. Particularly with the current economy there is high demand for our service in which we directly help clients generate new business, and our pricing model is very attractive to clients.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$336,172.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388471

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388471	$15,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388471. Member loan 388471 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	US Navy	Debt-to-income ratio:	16.39%
Length of employment:	15 years	Location:	FPO AP, CA

Home town:
Current & past employers:	US Navy
Education:	University of Maryland-Baltimore

This borrower member posted the following loan description, which has not been verified:

I just need the money to pay for some legal fees. I hired a lawyer to take care of the custody of my son but is not doing anything right now. So I need some money to hire another lawyer to take care of the custody of my son and another lawyer so that I can sue my original lawyer. My credit score is excellent but my bank messed up my payment on my carloan and is showing as delinquent right now. I just talk to my bank and they will take care of the delinquency but told me that it will take a few weeks.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	55
Revolving Credit Balance:	$7,467.00	Public Records On File:	0
Revolving Line Utilization:	48.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388497

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388497	$8,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388497. Member loan 388497 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	CreditCards.com, Inc.	Debt-to-income ratio:	16.30%
Length of employment:	5 years 3 months	Location:	Cedar Park, TX

Home town:	Fort Worth
Current & past employers:	CreditCards.com, Inc., Unisys Corp.
Education:	Southwest Texas State University

This borrower member posted the following loan description, which has not been verified:

I'm trying to consolidate a few high interest credit cards that are currently 24% interest. I am a husband, home owner, small business owner and always pay my bills on time. Simple request is for a loan to consolidate my high interest credit card debt into one easy payment.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	76
Revolving Credit Balance:	$10,702.00	Public Records On File:	0
Revolving Line Utilization:	59.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388500

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388500	$10,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388500. Member loan 388500 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Cruses-n-More	Debt-to-income ratio:	0.00%
Length of employment:	1 month	Location:	ORLANDO, FL

Home town:	Kezmarok
Current & past employers:	Cruses-n-More, WTH
Education:	West Caldwell College, NJ

This borrower member posted the following loan description, which has not been verified:

Purchasing a car from a private seller.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	43
Revolving Credit Balance:	$400.00	Public Records On File:	0
Revolving Line Utilization:	6.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388502

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388502	$20,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388502. Member loan 388502 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Self Employed	Debt-to-income ratio:	3.04%
Length of employment:	n/a	Location:	Carson City, NV

Home town:	Carson City
Current & past employers:	Self Employed, Marv McQueary Excavating
Education:	Western Nevada College

This borrower member posted the following loan description, which has not been verified:

Robert McQueary owner of ARMAC Construction. I am seeking a $25,000 loan to cover operating expenses. I will be starting a project in the next 2 to 3 weeks and will need some capital to cover payroll, material, & equipment expenses. Robert McQueary; has 25 years experience in excavating, paving & utilities.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,893.00	Public Records On File:	0
Revolving Line Utilization:	18.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 388552

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388552	$20,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388552. Member loan 388552 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	FCX Systems	Debt-to-income ratio:	17.08%
Length of employment:	1 year 4 months	Location:	Morgantown, WV

Home town:	Morgantown
Current & past employers:	FCX Systems, WVU Alumni Association
Education:	West Virginia University

This borrower member posted the following loan description, which has not been verified:

I am starting a new vehicle customizing shop in Fairmont WV. We have been able to attract major vendors (Rockford Fosgate, Boston Accoustic, JBL and Alpine) with out location and our plan. We have secured the location and completed the build-out. We are planning to open the business April 6th. This is an attractive market for our business being located in the middle of two cities, Morgantown and Clarksburg and in close proximity of two Universities (West Virginia University and Fairmont State University). We also will develop a niche market with marine audio and detailing. Boating is big in this area and there is no one that does audio installations for boats. We are working with some of the boat dealers in the area to offer our services to them. The funds that I am seeking are to be used for inventory purchase and completion of out signage on our location. I am a great candidate for a loan because I have great credit, have never been late or missed a payment. Also I plan to keep my current job while starting this new business to have an additional income source to be able to repay this loan. Also I am a certifed public accountant and I closely and efficiently manage my personal and business finances.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,268.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 388582

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388582	$12,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388582. Member loan 388582 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	Universal Am-Can	Debt-to-income ratio:	2.48%
Length of employment:	1 year	Location:	LAUREL, MD

Home town:	Washington, DC
Current & past employers:	Universal Am-Can, CR England Trucking, PGT Trucking
Education:

This borrower member posted the following loan description, which has not been verified:

To whom it my concern, I am requesting the amount of 12,000.00 because, I need to purchase a trailer for my trucking company. With my own trailer I am able to make more money without having to rent one and pay high rental charges.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	24
Revolving Credit Balance:	$4,770.00	Public Records On File:	2
Revolving Line Utilization:	52.40%	Months Since Last Record:	72
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388586

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388586	$15,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388586. Member loan 388586 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,417 / month
Current employer:	n/a	Debt-to-income ratio:	13.12%
Length of employment:	n/a	Location:	Houston, TX

Home town:
Current & past employers:
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

Proceeds of loan to be used to pay off BofA credit card that had terms unceremoniously -- and incomprehensibly -- changed. Would like to pay off with installment loan instead of transferring to another card. Remaining funds to pay off other revolving debt. Most of this was accumulated to finish out major home addition over the past 18 months. House is in near-town historic district with continued (reasonable) appreciation in property value despite the current economic realities. I have lived in this home along with my wife and children for more than a dozen years. I am a compensation consultant for respected firm with offices in several major US cities. Our clients tend to be in the energy industry, and the outlook among current clientelle and future business is sound. My credit history is very good, and I always meet my obligations.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	29	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	65	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,910.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388596

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388596	$19,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388596. Member loan 388596 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	world impex	Debt-to-income ratio:	0.27%
Length of employment:	14 years 1 month	Location:	elk grove, CA

Home town:	sacromento
Current & past employers:	world impex, alpha cement trading group
Education:	sacromento city college

This borrower member posted the following loan description, which has not been verified:

need to pay for ring and vacation

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 388623

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388623	$2,500	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388623. Member loan 388623 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$487 / month
Current employer:	Grisantis	Debt-to-income ratio:	5.13%
Length of employment:	1 year 6 months	Location:	Kapaa, HI

Home town:	Hanalei
Current & past employers:	Grisantis, Smith's Motor Boat Services
Education:	Creighton University

This borrower member posted the following loan description, which has not been verified:

My girlfriend and I have recently put a down payment on a used car. Financing with the dealers would have high interest rates, and too expensive for us. So we are looking for other options. I have a stable job, and have been there for a year and a half now. I held my previous job for 5 years and only left so that I could attend college. My girlfriend and I need this car to commute to college and work. So rest assured, I am a very responsible person will be able to make monthly payments on time. Along with myself, my girlfriend, who also has a steady job, will be helping with payments as well. We both have pretty good credit, and have never missed a payment on anything, ie., credit cards, utilities, etc.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$727.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 388645

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388645	$23,600	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388645. Member loan 388645 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,667 / month
Current employer:	n/a	Debt-to-income ratio:	13.09%
Length of employment:	n/a	Location:	Kirkland, WA

Home town:	Philadelphia
Current & past employers:
Education:	Some College

This borrower member posted the following loan description, which has not been verified:

My husband has a stable sr. position at major blue chip company in the NW. We have excellent cash flow and 70K+ in savings. We had to move to NW recently and had to short sale our CA house, husband credit took a hit, but we are better off financially now than when we were paying an unaffordable mortgage, unfortunately had to borrow from CC, which we want to repay back fast. We are not behind on any payment.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	44
Revolving Credit Balance:	$31,451.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388647

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388647	$5,075	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388647. Member loan 388647 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Austin Convention Center	Debt-to-income ratio:	6.85%
Length of employment:	1 year	Location:	Austin, TX

Home town:	Oak Ridge
Current & past employers:	Austin Convention Center, AT&T Inc.
Education:	Austin Community College

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate debt spread over three credit cards. My Bank of America card has a balance of $1886.21, Wells Fargo of $1335.29 and Chase $1846.63. The total amount I'm requesting is $5075. I plan to close two of these three revolving credit accounts once they're paid off. I'm requesting the loan to lower overall interest and simplify the payment process.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,204.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388700

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388700	$18,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388700. Member loan 388700 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,377 / month
Current employer:	United States Postal Service	Debt-to-income ratio:	13.36%
Length of employment:	12 years	Location:	Rockland, MA

Home town:	Franklin
Current & past employers:	United States Postal Service
Education:	UMASS Amherst, University of New Mexico-Main Campus

This borrower member posted the following loan description, which has not been verified:

I wish to consolidate all of my CC debt in one personal loan to improve my financial standing

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,064.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388701

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388701	$3,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388701. Member loan 388701 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	chartwells,compass group usa	Debt-to-income ratio:	13.39%
Length of employment:	3 years 3 months	Location:	san francisco, CA

Home town:	casablanca
Current & past employers:	chartwells,compass group usa, D-LEW ENTERPRISES,LLC
Education:	college moulay idriss,casablanca,morocco, university of toulous,toulous,france, city college of san francisco,san francisco,usa

This borrower member posted the following loan description, which has not been verified:

pay off the high interest credit card chase-7351: 3,400

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,730.00	Public Records On File:	0
Revolving Line Utilization:	33.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388708

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388708	$20,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388708. Member loan 388708 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Hudson Toyota	Debt-to-income ratio:	15.47%
Length of employment:	4 years 3 months	Location:	HACKENSACK, NJ

Home town:	LIMA, PERU
Current & past employers:	Hudson Toyota, Prestige Toyota
Education:	Bergen Community College

This borrower member posted the following loan description, which has not been verified:

Need the money for three important things. 1. Need to go back to school 2. Need to refurnish my home 3. Need to payoff some credit cards.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	35
Revolving Credit Balance:	$6,155.00	Public Records On File:	0
Revolving Line Utilization:	9.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388716

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388716	$10,725	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388716. Member loan 388716 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Prism Microsystems, Inc.	Debt-to-income ratio:	12.09%
Length of employment:	1 year 9 months	Location:	Stevensville, MD

Home town:	Stevensville
Current & past employers:	Prism Microsystems, Inc., Queen Anne's County Public Schools, Alion Science and Technology
Education:	University of Maryland-University College

This borrower member posted the following loan description, which has not been verified:

I will use the money to pay off an unsecured loan from Bank of America with a very high interest rate. I have never made a late payment and I take pride in that.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,854.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388724

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388724	$13,800	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388724. Member loan 388724 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,542 / month
Current employer:	Southwest Plumbing	Debt-to-income ratio:	9.68%
Length of employment:	6 years 11 months	Location:	MIAMI, FL

Home town:	Miami
Current & past employers:	Southwest Plumbing, JC PLUMBING SERVICES
Education:	Miami Dade College

This borrower member posted the following loan description, which has not been verified:

I purchased a home back in 2006 and I have wanted to remodel it but haven't had the time to do so. Now inspired by the soon be daugther I would like to make some arangements to my floor as well as my kitchen and bathroom. Looking forward to making this happen.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	58	Months Since Last Delinquency:	21
Revolving Credit Balance:	$13,930.00	Public Records On File:	0
Revolving Line Utilization:	28.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 388731

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388731	$3,200	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388731. Member loan 388731 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Self-Employed	Debt-to-income ratio:	17.92%
Length of employment:	1 year 5 months	Location:	Seattle, WA

Home town:	Indianola
Current & past employers:	Self-Employed, Apple Inc., Vavricka Juntti & Co.
Education:	Minneapolis College of Art and Design

This borrower member posted the following loan description, which has not been verified:

I am in need of a loan to spread out some of my business expenses and taxes to make them manageable at this time. I am a freelance graphic designer that does a wide range of services for just a couple of clients. I am very organized and I always know where I am financially, and never make a late payment. Business is doing well right now, but I need some help before I will see the result of my current work.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$849.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388732

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388732	$24,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388732. Member loan 388732 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Barnes & Noble	Debt-to-income ratio:	21.55%
Length of employment:	5 years 1 month	Location:	Los Angeles, CA

Home town:	Stoughton
Current & past employers:	Barnes & Noble, BarTime Incorporated
Education:	Bryant College, Harvard University

This borrower member posted the following loan description, which has not been verified:

We would like to borrow 20k to purchase the home that we have been renting for over 1 year. We have been approved to assume the sellers mortgage for 490k, as the home is a pre foreclosure and seller is in distress . The current owner has a 2nd on it (hard money) that has become due. We are required to pay it off at closing and need some help to complete the transaction. I hope you will grant us this oppty. Our current rent is 2500. If we can close the transaction our mortgage will be 1600 on the same property! I hope you can help

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	63
Revolving Credit Balance:	$17,921.00	Public Records On File:	0
Revolving Line Utilization:	43.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 388737

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388737	$18,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388737. Member loan 388737 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,875 / month
Current employer:	State of Oregon	Debt-to-income ratio:	17.11%
Length of employment:	30 years	Location:	HILLSBORO, OR

Home town:	Baker
Current & past employers:	State of Oregon, Department of Fish and Wildlife
Education:	Oregon State University

This borrower member posted the following loan description, which has not been verified:

Background on my financial debt: $4,500 credit card debt, $7,000 bank line of credit; $4,500 Prosper loan; and $18,000 vehicle loan. Interest rates on credit cards range from 15-18%, bank line of credit 12%, Prosper loan 10% and vehicle loan 18%. Just received a generous credit card line from U.S. Bank. I would move the $4,500 in credit debt to that card which guarantees a 3% rate on balance transfers for 5 years. I would then use a Lending Club loan to pay of my current line of credit with the bank and pay down some of the vehicle loan. And then because of the new zero balance on the bank line of credit the remainder of the vehicle loan could be transferred to that line of credit. So the bottom line is I am transferring my credit card debt to a 3% rate, my current line of credit balance to an 8% rate and portions of my vehicle loan to 12% and 8% rates.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,952.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388748

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388748	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388748. Member loan 388748 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,083 / month
Current employer:	Isabella Flooring Inc.	Debt-to-income ratio:	17.69%
Length of employment:	10 years	Location:	Bodfish, CA

Home town:	Lake Isabella
Current & past employers:	Isabella Flooring Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

4000.00 will be to pay of(husbands) PROSPER Loan at 12% interest. That I am In good standing with. $8000.00 we be used to bring NEW Green Flooring Samples andProducts into our Store that Can be seen at our web site.. www.isabellaflooring.com And also to do GREEN EXPO's at home trade show's Floor Covering Business is doing well, Public is looking for More GREEN Products so we have co-op, with Mohawk Inc. We also have (Inc.) the business, We have been in the Installation Of floor covering for 23 years and have been retailing for 3 years. The Business has been been doing aprox 48k to 60k a month for the past 28 months with a 40% MARGIN.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,588.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388751

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388751	$9,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388751. Member loan 388751 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	n/a	Debt-to-income ratio:	5.17%
Length of employment:	n/a	Location:	WAHIAWA, HI

Home town:	Landstuhl
Current & past employers:	US Army
Education:	Heald College at Honolulu

This borrower member posted the following loan description, which has not been verified:

Looking to purchase a used vehicle

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388771

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388771	$24,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388771. Member loan 388771 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Self Employed	Debt-to-income ratio:	18.51%
Length of employment:	7 years	Location:	Peoria, AZ

Home town:	Croix Chapeau
Current & past employers:	Self Employed, Dynegy Inc., Ferrellgas Partners
Education:	Our Lady of the Lake University-San Antonio

This borrower member posted the following loan description, which has not been verified:

I am starting a retail craft supply and pottery painting studio. I have a good relationshiip with my bank and was told last summer that I would have no trouble getting the SBA loan when I needed it. With the financial crisis, all of that changed and they couldn't get me the SBA loan. I will be funding about half of the start up costs myself and am looking for funding for the remainder. This business is one of the few industries that is not feeling the recession. As people can no longer afford to take vacations, the advent of the 'staycation' has emerged. Now families are looking for things to do at home. My studio will provide a place for people to come and learn new crafts, scrapbooking, pottery painting, home decorating, etc. Unlike a big box craft store, mine will focus more on the classes and how to use the products that are out there.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,815.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388774

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388774	$11,200	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388774. Member loan 388774 was requested on March 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,317 / month
Current employer:	Pacific Gas and Electric Company	Debt-to-income ratio:	16.21%
Length of employment:	6 years 10 months	Location:	Clovis, CA

Home town:	Taipei
Current & past employers:	Pacific Gas and Electric Company, United States Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

I have a wedding date set for 6/28/09 with a non refundable deposit. My fiancee injured his shoulder Nov 08 and is unable to work until he receives the surgery, then he has 3 month to recuperate. The money we have saved to cover the wedding has been exhausted from his inability to return to work as a commercial diver in the Gulf of Mexico. Wedding invites have been sent and most attendees have made their out of state travel arrangements which is non refundable as well. The remaining balance on the wedding is $5800 and there are still a few items that need full payment including photographer for $1000 and other miscellaneous services. All other items have been paid for. I need this loan to help cover the wedding expenses, plus I think this would be a great opportunity to consolidate my other bills and make one convenient payment. My fiancee's job will be waiting for him upon his recovery, approx Aug of 09 depending on his surgery date. I plan on repaying this loan in full asap after his return to work. I have been in my full time position since 2001 and keep up with all my bills and maintaining good credit.

A credit bureau reported the following information about this borrower member on March 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	74
Revolving Credit Balance:	$10,673.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388777

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388777	$7,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388777. Member loan 388777 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	UCIrvine Parking and Transportation	Debt-to-income ratio:	20.87%
Length of employment:	2 years 8 months	Location:	Irvine, CA

Home town:	Glendale
Current & past employers:	UCIrvine Parking and Transportation
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

I fell into credit card debt at a young age. Up to date I have been making payments to reduce my debt but I feel it is time to seek help. I am ready to become financially responsible and debt free.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,546.00	Public Records On File:	0
Revolving Line Utilization:	97.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388791

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388791	$10,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388791. Member loan 388791 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,751 / month
Current employer:	First Financial Bank	Debt-to-income ratio:	11.01%
Length of employment:	6 months	Location:	Hamilton, OH

Home town:	Goodlettsville
Current & past employers:	First Financial Bank, Fifth Third Bancorp
Education:

This borrower member posted the following loan description, which has not been verified:

I purchased this car and 3 weeks later, the lender decided to bail on the loan. The dealer and I are in a panic because of the following reasons - 1) They took the old car in trade, paid off the loan, and have transferred the title and sold it. 2) I am having a real hard time getting financing from anyone due to this economy and due to the rental property I own. 3) The title has been transferred to my name now, and as far as the state is concerned, the car is legally mine. I am 28 years old, about to be married, already have one child, and just found out I got another one coming. I pay ALL my bills on time, and don't have that many. I own a 4 family rental home that has solid renters, and the rents pay my mortgage on the rental building. I live in one of the units. Due to the mortgage I have, the banks are screaming about my debt to income ratio, which due to the rents, should not be an issue, but apparently it is. They can't seem to understand that I don't pay for the mortgage. I own an LLC that my rental business is operated under, I work 6 days a week at a bank call center. My rental business is a 2 man operation, involving myself and my Dad. My soon-to-be wife works at a call center at a bank as well, works 5 days a week. We have no problems paying all our bills. I am trying everything I can to make this loan issue go away and prevent it from turning into an even bigger mess than it already is. The dealer has tried everything they can think of, and I have too, and we both have run out of ideas. The car is a 2001 BMW X5. The sales prices of the car is 11190, add the 3500 negative equity from previous car, taxes, etc, and we are right at 16000. I have money to put down as well, up to 1500 at this time.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	63
Revolving Credit Balance:	$10,631.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 388821

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388821	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388821. Member loan 388821 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,164 / month
Current employer:	Rite Aid	Debt-to-income ratio:	15.05%
Length of employment:	3 years 6 months	Location:	Rockland, MA

Home town:	California (Dow Village)
Current & past employers:	Rite Aid, General Ambulance
Education:

This borrower member posted the following loan description, which has not been verified:

The loan is to pay off 2 credit cards and consolidate other debt into one easy monthly payment.This loan will allow me to start saving for my wedding and reduce stress of stretching my bi-weekly paycheck between too many bills.Thank you.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,571.00	Public Records On File:	0
Revolving Line Utilization:	11.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388832

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388832	$7,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388832. Member loan 388832 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Dutch Productions Inc.	Debt-to-income ratio:	3.99%
Length of employment:	3 years 6 months	Location:	Astoria, NY

Home town:	Kingston
Current & past employers:	Dutch Productions Inc., Madison Square Garden
Education:	Hofstra Univerity

This borrower member posted the following loan description, which has not been verified:

Hello, I am in search of this loan in order to catch up on my tax payments for 2008. I have good credit and have never taken out a loan in the past.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	22
Revolving Credit Balance:	$4,747.00	Public Records On File:	0
Revolving Line Utilization:	93.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388849

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388849	$5,500	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388849. Member loan 388849 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,667 / month
Current employer:	Middlesex Savings Bank	Debt-to-income ratio:	19.20%
Length of employment:	5 years	Location:	WALTHAM, MA

Home town:	Waltham
Current & past employers:	Middlesex Savings Bank
Education:	University of Massachusetts-Dartmouth

This borrower member posted the following loan description, which has not been verified:

I'm looking for a loan to get rid of the last of my credit card debt...with the help of this service I hope to do that in 3 years! Thank you!

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,860.00	Public Records On File:	0
Revolving Line Utilization:	29.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388859

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388859	$9,300	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388859. Member loan 388859 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Rolls-Royce	Debt-to-income ratio:	14.88%
Length of employment:	8 years 10 months	Location:	Dover, KY

Home town:	Geneva
Current & past employers:	Rolls-Royce, lockheed Martin
Education:	Campball University

This borrower member posted the following loan description, which has not been verified:

Loan needed to purchase 2004 Honda Goldwing purchased on ebay auction #180338977533

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,561.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388872

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388872	$5,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388872. Member loan 388872 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	the brothers group	Debt-to-income ratio:	14.00%
Length of employment:	10 years 4 months	Location:	bridgewater, MA

Home town:	ebridgewater
Current & past employers:	the brothers group, paperama, US Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Ive been at my job for 10yrs and allways pay on time

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,536.00	Public Records On File:	1
Revolving Line Utilization:	33.10%	Months Since Last Record:	96
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388882

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388882	$15,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388882. Member loan 388882 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,583 / month
Current employer:	manorcare hcr	Debt-to-income ratio:	11.58%
Length of employment:	6 years 11 months	Location:	kansas city, MO

Home town:
Current & past employers:	manorcare hcr, proffesional nursing kansas city
Education:	DeVry kansas city

This borrower member posted the following loan description, which has not been verified:

I would like to add a deck to my house, which will cost me about 9000-10000 dollars, the rest i will use to pay off my current loan, that way i will only have one loan payment to deal with.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,490.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 388912

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388912	$7,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388912. Member loan 388912 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	University of Washington	Debt-to-income ratio:	5.57%
Length of employment:	10 months	Location:	Seattle, WA

Home town:	Baltimore
Current & past employers:	University of Washington
Education:	The University of Tennessee, University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

I was in a serious bike accident last fall, and now the hospital bills are rolling in. Also, because I was in the hospital for a month, my interest free credit cards went to the regular rate because I missed payments. So now, I'm in a bit of a financial hole.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,748.00	Public Records On File:	0
Revolving Line Utilization:	53.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388916

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388916	$12,500	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388916. Member loan 388916 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,833 / month
Current employer:	Tri-State Associates, Inc	Debt-to-income ratio:	16.73%
Length of employment:	15 years 11 months	Location:	Washington, DC

Home town:	Nordheim
Current & past employers:	Tri-State Associates, Inc, Teknekron, Inc
Education:	George Washington University (GW)

This borrower member posted the following loan description, which has not been verified:

Looking for a loan to buy a 2006 Ford F250 Truck for business. Truck is valued at $16,000.00

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	20	Months Since Last Delinquency:	4
Revolving Credit Balance:	$74,042.00	Public Records On File:	0
Revolving Line Utilization:	41.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388927

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388927	$25,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388927. Member loan 388927 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Microsoft	Debt-to-income ratio:	8.24%
Length of employment:	6 years	Location:	seattle, WA

Home town:	Jacksonville
Current & past employers:	Microsoft, McGraw-Hill
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

I have payed off all of my credit cards but one remains and I'm desperate to get it paid this year but the rate is awful! Help me get it paid off but at a better rate.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,323.00	Public Records On File:	0
Revolving Line Utilization:	50.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388946

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388946	$19,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388946. Member loan 388946 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	rangeview library district	Debt-to-income ratio:	15.51%
Length of employment:	7 months	Location:	denver, CO

Home town:	South Weymouth
Current & past employers:	rangeview library district, Metrobeat TV, TravelWizard
Education:	St. Paul's College, School of Visual Arts, The Travel Institute

This borrower member posted the following loan description, which has not been verified:

This is a loan requerst for startup funds for a travel business that provides affordable summer educational travel experiences for teachers. With the current economic situation, this is the best time to build a small, specialized travel planning and itinerary packaging business and allow it to build slowly and steadily. I have had considerable experience in the industry working as an agent and tour planner for large companies.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1977	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,836.00	Public Records On File:	0
Revolving Line Utilization:	42.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388948

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388948	$3,200	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388948. Member loan 388948 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Regal-Beloit	Debt-to-income ratio:	23.62%
Length of employment:	1 year 8 months	Location:	BlackRiverFalls, WI

Home town:	Charlotte
Current & past employers:	Regal-Beloit, Trojan Heat Treat
Education:

This borrower member posted the following loan description, which has not been verified:

I am asking the lending club to please help me with letting me borrow this Two-Thousand dollars. I have tried banks but i have nothing i can use for colateral, I do have a car note from us bank that i am paying and i have not missed any payments nor been late with any payments neither. I have as much as i hate to say a divorce i would like to get started, plus my Daughter has recently just had a baby and i would like to help provide her with some things she still needs for the baby.I do have a good credit score and I can't do no more than give my word that I promise to pay all this back with out missing any payments. I don't know why it is but no one will give me a chance and i know some people probably have borrowed money and not paid it back but i am not one of them people and don't think it's fair to be judged that way without being given a chance. plus i am trying to build up my credit not destroy it. so i am asking you to please help me and lend me the money i am requesting. I only have a savings account, I don't have a checking account because i wish not to have a checking account, but i am still able to make sure my payments are paid. I only have the one bill and that is my car note, which i keep paid in good faith and i will keep you paid in good faith also. Thank you! marla slone

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388954

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388954	$25,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388954. Member loan 388954 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	park ridge taxi	Debt-to-income ratio:	3.56%
Length of employment:	2 years 9 months	Location:	park ridge, IL

Home town:
Current & past employers:	park ridge taxi
Education:

This borrower member posted the following loan description, which has not been verified:

I'm hard working person I pay my bills always on time I'm a family man and very responsible.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,341.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 388991

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388991	$6,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388991. Member loan 388991 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Best Doors Inc.	Debt-to-income ratio:	21.07%
Length of employment:	7 years	Location:	Salinas, CA

Home town:	Elma
Current & past employers:	Best Doors Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I have found a great deal on two off road dirt bikes,& I need to purchase them before someone else does. I can pay the loan back within 3 to 6 months, if not sooner. This purchase means so much to my Son & I. I have my own buisness, & my Son works full time also. Please respond ASAP. Thank You So Much John Messenger

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,136.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388996

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388996	$11,500	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388996. Member loan 388996 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,911 / month
Current employer:	A-C Transit	Debt-to-income ratio:	21.09%
Length of employment:	1 year 6 months	Location:	San Francisco, CA

Home town:	San Francisco
Current & past employers:	A-C Transit, Wherehouse Music, Anderson News Co.
Education:	San Francisco State University, City College of San Francisco

This borrower member posted the following loan description, which has not been verified:

I have 7 credit cards and I am trying to obtain this loan amount to consolidate my debt and make my payments much easier to manage. I pay all my bills on time,I send more than the monthly minimum and have not missed any monthly payments. Also, by getting this loan, I will be able to put myself on track towards my goal of eventually purchasing a house. Thank you for reading this.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,416.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 388998

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388998	$3,300	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388998. Member loan 388998 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	UPMC Children's Hospital	Debt-to-income ratio:	0.89%
Length of employment:	3 years	Location:	Pittsburgh, PA

Home town:	Oak Ridge
Current & past employers:	UPMC Children's Hospital, Starbucks, Carnegie Library of Pittsburgh, UPMC Presbyterian Hospital
Education:	UPMC Shadyside Hospital School of Nursing, Chatham College, Community College of Allegheny County

This borrower member posted the following loan description, which has not been verified:

What a terrible problem for your borrower to have! I make too much money to qualify for the down payment assistance programs in my area. I only began my professional career a couple years ago, and spent the first two years aggressively paying off the debts that I incurred as a nursing student. Now, as a fully employed professional working in a recession proof industry, I am ready to start looking for a first house, but I haven't had the opportunity yet to save an adequate down payment. There are some very good deals to be had in my area, and I plan to borrow responsibly and only buy as much house as I can afford. There are grant programs and special urban redevelopment loans that help people in my position, but I make too much money to qualify. The amount I am seeking is only a part of the down payment I would like to offer, and honestly, I could probably wait just a few months and save it. But every month I wait, I am paying rent that is almost twice what my modest mortgage payment would be. So, taking out this small loan to help this deal go through will end up saving money. I'm a good risk, with less than $250 in credit card debt, no automobile debt, very minimal student loan debt. Basically, I will only have my mortgage and this loan to repay.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	7	Months Since Last Delinquency:	8
Revolving Credit Balance:	$113.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 389001

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389001	$16,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389001. Member loan 389001 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,492 / month
Current employer:	Reynolds & Reynolds	Debt-to-income ratio:	10.37%
Length of employment:	2 years 7 months	Location:	College Station, TX

Home town:	Edinburg
Current & past employers:	Reynolds & Reynolds, Andrew Corporation
Education:	University of Texas Pan American

This borrower member posted the following loan description, which has not been verified:

The loan will be used to payoff several high interest rate credit cards. We are current on all our monthly payments, but the interest rates on some of our credit cards are ridiculously high which, of course, didn't start out that way. We do, in most cases, play more than the monthly minimum. We normally pay around $550 to $600 in monthy credit card payments. We have paid off approximately $3000 within the last year and a half, but feel like the high interest rates are making this too slow of a process and too high of a cost for our family. This credit card debt has been like a monkey on our back the last several years and we would like to stop having to deal with credit card companies if at all possible. As far as our financial situation, we are doing well for a family of three. I currently work full time as a team leader for a company that builds and maintain websites. My wife works part-time as a Montessori teacher at a private school.

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,016.00	Public Records On File:	0
Revolving Line Utilization:	84.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 389010

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389010	$7,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389010. Member loan 389010 was requested on March 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,093 / month
Current employer:	Highmark blue shield	Debt-to-income ratio:	14.71%
Length of employment:	7 years	Location:	Carlisle, PA

Home town:	Carlisle
Current & past employers:	Highmark blue shield, Eds
Education:	Harrisburg Area Community College-Harrisburg

This borrower member posted the following loan description, which has not been verified:

Using this loan to pay off credit cards and apply those payments toward one monthly bill

A credit bureau reported the following information about this borrower member on March 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,915.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 389021

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389021	$7,750	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389021. Member loan 389021 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,475 / month
Current employer:	Skehan Home center	Debt-to-income ratio:	17.78%
Length of employment:	7 years 2 months	Location:	South Tamworth, NH

Home town:	laconia
Current & past employers:	Skehan Home center, Amerigas-propane
Education:	United States Marine Corp

This borrower member posted the following loan description, which has not been verified:

I have 3 credit cards that are charging 25 percent interest,I have perfect credit and would like to pay them off before they jack up my rate........... once again

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,610.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 389074

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389074	$5,500	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389074. Member loan 389074 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Nalco	Debt-to-income ratio:	9.87%
Length of employment:	2 years 6 months	Location:	DuBois, PA

Home town:	Olivet
Current & past employers:	Nalco
Education:	Western Micigan

This borrower member posted the following loan description, which has not been verified:

Need some extra money to cover taxes. Have good credit just got caught off guard by the tax bill.

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,590.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 389115

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389115	$8,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389115. Member loan 389115 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Louisiana Crane Co. LLC	Debt-to-income ratio:	0.78%
Length of employment:	1 year	Location:	Springtown, TX

Home town:	Highland Park
Current & past employers:	Louisiana Crane Co. LLC
Education:	Lee College

This borrower member posted the following loan description, which has not been verified:

wanting to buy a travel trailer

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	57
Revolving Credit Balance:	$883.00	Public Records On File:	0
Revolving Line Utilization:	88.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 389200

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389200	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389200. Member loan 389200 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Angelus Enterprises	Debt-to-income ratio:	0.56%
Length of employment:	3 years	Location:	Oak Park, IL

Home town:	Chicago
Current & past employers:	Angelus Enterprises, Chicago Ballet, S.H.A.R.E Program, Leyden Family Services, Playeveryday, Inc., Eastern Advisors, Inc
Education:	University of Hawaii at Manoa, Concordia University-River Forest, St. Joseph's College

This borrower member posted the following loan description, which has not been verified:

I am looking for a short term loan while my home is on the market to cover expenses. I could take out a home equity loan (I have about $100,000 in equity in the house) but then I would have to pay a large fee because it would be for less than a year. I could take out a cash advance on my credit cards but that's about 20% interest.

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,679.00	Public Records On File:	0
Revolving Line Utilization:	11.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 389232

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389232	$12,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389232. Member loan 389232 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Ametek	Debt-to-income ratio:	15.12%
Length of employment:	9 months	Location:	Columbus, OH

Home town:	Chicago
Current & past employers:	Ametek
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate multiple Higher Interest loans to one payment at a lower rate. Will also allow me to repay debt faster than current rate.

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,540.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 389254

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389254	$9,975	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389254. Member loan 389254 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	Computer Software	Debt-to-income ratio:	2.90%
Length of employment:	3 years 4 months	Location:	Livonia, MI

Home town:
Current & past employers:	Computer Software
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

This loan will be used to finance the renovation of a single-family home purchased in Michigan. I am working with experienced professionals, such as contractors and realtors, with 10+ years experience in their field to help complete this renovation. We have already completed two renovations together, with plans for more in the works. Therefore, I already have the team in place to get going and have everything done in a timely manner. I am a good candidate for this loan because I am still working full-time. As a result, I can continue to pay back the loan in the event things do not turn out as planned. Furthermore, other than my mortgages, my only debt includes a school loan. Therefore, my ability to repay is very high.

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$726.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 389258

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389258	$5,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389258. Member loan 389258 was requested on March 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Mustang Harrys Restaurant	Debt-to-income ratio:	14.00%
Length of employment:	2 years 3 months	Location:	Bronx, NY

Home town:
Current & past employers:	Mustang Harrys Restaurant
Education:	Monroe College-Main Campus

This borrower member posted the following loan description, which has not been verified:

i am trying to buy a car and pay for the insurance

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,348.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 383514

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
383514	$10,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 383514. Member loan 383514 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Dave CArter and Assoc	Debt-to-income ratio:	4.89%
Length of employment:	7 years	Location:	WACO, TX

Home town:	Waco
Current & past employers:	Dave CArter and Assoc, Custom Data Products
Education:

This borrower member posted the following loan description, which has not been verified:

i have 2 major credit cards and a couple of small ones i need to consolidate.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,760.00	Public Records On File:	0
Revolving Line Utilization:	13.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 385832

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
385832	$8,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 385832. Member loan 385832 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,750 / month
Current employer:	Walmart	Debt-to-income ratio:	11.43%
Length of employment:	4 years 7 months	Location:	STERLING, MI

Home town:
Current & past employers:	Walmart, Ark Animal Hospital
Education:	Kirtland Community College

This borrower member posted the following loan description, which has not been verified:

I would like to borrow $10,000.00 dollars towards the purchase of a manufactured home for my family. The cost of the manufactured home is $6000.00 dollars. I need the additianal funds for moving and set up of the manufactured home on our property. I may not need all of it but I would like all bases covered just in case. It's going to cost us $1,000.00 dollars to move the house. I pay all my bills on time and I have been at the same job now for almost 5 years. This would help my family greatly, we are in definate need of a new home. Thank you. Sandy

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	34
Revolving Credit Balance:	$5,142.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 386787

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
386787	$8,850	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 386787. Member loan 386787 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	self	Debt-to-income ratio:	11.54%
Length of employment:	5 years	Location:	SARASOTA, FL

Home town:	Bielawa
Current & past employers:	self
Education:	Manatee Community College, Wyzsza Szkola Menedzerska SIG

This borrower member posted the following loan description, which has not been verified:

I am looking for a lower rate. Currently I have 12% rate.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	30
Revolving Credit Balance:	$3,540.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 387587

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387587	$2,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387587. Member loan 387587 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,708 / month
Current employer:	The Children's Village	Debt-to-income ratio:	5.71%
Length of employment:	5 years	Location:	BRONX, NY

Home town:	New Paltz
Current & past employers:	The Children's Village
Education:	SUNY Oswego, Fordham University

This borrower member posted the following loan description, which has not been verified:

Hello, I plan to use this loan to cover additional fees associated with my coop purchase (application, processing, legal, moving, etc.). Thank you, Karen Gallagher

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388538

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388538	$16,500	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388538. Member loan 388538 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,292 / month
Current employer:	United Health Care	Debt-to-income ratio:	8.35%
Length of employment:	2 years	Location:	ELLICOTT CITY, MD

Home town:	Mt. Pleasant
Current & past employers:	United Health Care, Hospice Of Baltimore
Education:	Central Michigan University

This borrower member posted the following loan description, which has not been verified:

Good afternoon, I'm requestng this loan to use the equity we have in our family car to 1) payoff the current loan and 2) use the balance to consolidate other debt during my husband's current umemployment. (Please note that he does work occaisonally as consultant while he searches for his next job.) We are current with all of our debt obligations at this time and anticipate no problem maintaining that status at our present income level. The estmated payment for this loan is equal to the existing loan and would not add to our monthly expenses. In fact, we are taking steps to reduce our monthly expenses, including moving to a new apartment in our complex that will save us approximately $800 per month. Thank you very much for your consideration. Best regards, Alice Baij

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,921.00	Public Records On File:	0
Revolving Line Utilization:	85.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 388587

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388587	$20,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388587. Member loan 388587 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,125 / month
Current employer:	Sunrise Technology Systems	Debt-to-income ratio:	10.30%
Length of employment:	1 year 6 months	Location:	Louisville, KY

Home town:	Ft. Belvior
Current & past employers:	Sunrise Technology Systems, Sunrise Technology Systems
Education:	Western Kentucky University

This borrower member posted the following loan description, which has not been verified:

Starting up new business. Need 20K to get started.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	20
Revolving Credit Balance:	$1,356.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 388929

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
388929	$15,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 388929. Member loan 388929 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,280 / month
Current employer:	Rockingham County Public Schools	Debt-to-income ratio:	9.60%
Length of employment:	1 year	Location:	Harrisonburg, VA

Home town:	Cheverly
Current & past employers:	Rockingham County Public Schools, Shenandoah County Public Schools
Education:	James Madison University, Lord Fairfax Community College, Shenandoah University

This borrower member posted the following loan description, which has not been verified:

I will be using this loan to refinance my credit card and to pay for a used vehicle. This rate is much better and will allow me to pay off both in 3 years.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	14
Revolving Credit Balance:	$64,831.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 389056

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389056	$8,400	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389056. Member loan 389056 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Verizon Communications	Debt-to-income ratio:	3.05%
Length of employment:	4 years 1 month	Location:	Hemet, CA

Home town:	Hemet
Current & past employers:	Verizon Communications
Education:	Mount San Jacinto College, Univeristy of Pheonix

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to cover the remainder of a down payment for a house. I currently have $10000 in savings and need the rest to fill in.

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,506.00	Public Records On File:	0
Revolving Line Utilization:	6.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 389186

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389186	$24,000	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389186. Member loan 389186 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	credit one	Debt-to-income ratio:	0.24%
Length of employment:	2 years	Location:	birmingham, MI

Home town:	Birmingham
Current & past employers:	credit one
Education:	N/A

This borrower member posted the following loan description, which has not been verified:

I am in the process of opening my own busines and need additional funding to completly get it opened.

A credit bureau reported the following information about this borrower member on March 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,500.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 389199

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389199	$4,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389199. Member loan 389199 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	8.78%
Length of employment:	4 years 7 months	Location:	Columbia, MD

Home town:
Current & past employers:	Northrop Grumman
Education:	University of Maryland-College Park, University of Maryland-University College

This borrower member posted the following loan description, which has not been verified:

I am using the money to purchase Kitchen Cabinets from IKEA as well as some new appliances.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,008.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 389288

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389288	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389288. Member loan 389288 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,586 / month
Current employer:	CUTCO CORP	Debt-to-income ratio:	21.17%
Length of employment:	8 years 6 months	Location:	OLEAN, NY

Home town:	Olean
Current & past employers:	CUTCO CORP, DRESSER RAND
Education:	PENN TECH

This borrower member posted the following loan description, which has not been verified:

TO PAY OFF A MASTERCARD AT A LOWER RATE

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1979	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,133.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 389294

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389294	$21,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389294. Member loan 389294 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Hit Toy Company	Debt-to-income ratio:	1.46%
Length of employment:	2 years	Location:	Massapequa Park, NY

Home town:	Massapequa Park
Current & past employers:	Hit Toy Company
Education:	Farmingdale State University of New York

This borrower member posted the following loan description, which has not been verified:

all lenders we are very responsible, dependable and will pay loan on time and as soon as possible. Thank you and hope someone can help.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	42
Revolving Credit Balance:	$4,700.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 389310

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389310	$1,200	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389310. Member loan 389310 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	NetSystems LLC	Debt-to-income ratio:	20.58%
Length of employment:	3 months	Location:	Derby, KS

Home town:	Wichita
Current & past employers:	NetSystems LLC, Nex-Tech Aerospace
Education:	Wichita State University

This borrower member posted the following loan description, which has not been verified:

I have an AMerican Express card that I have since college that has a horrendous rate attached to it. Would liek to pay it off with a loan here!

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,498.00	Public Records On File:	0
Revolving Line Utilization:	78.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 389343

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389343	$25,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389343. Member loan 389343 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,083 / month
Current employer:	UNIEDUS MEDIA GROUP	Debt-to-income ratio:	0.78%
Length of employment:	5 years 3 months	Location:	COLUMBUS, OH

Home town:	COLUMBUS
Current & past employers:	UNIEDUS MEDIA GROUP, HATTCHETTE FILMS
Education:	Bluffton University

This borrower member posted the following loan description, which has not been verified:

SEEKING 25K TERMS RATE OPEN-LOOKING FOR SHORT TERM 90-180 DAY FULL REPAYMENT

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,190.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 389390

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389390	$12,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389390. Member loan 389390 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$15,000 / month
Current employer:	Kinser Crane	Debt-to-income ratio:	5.75%
Length of employment:	11 years	Location:	Elgin, IL

Home town:	Chicago
Current & past employers:	Kinser Crane
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate Credit Cards and help pay for my son's tuition.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	24
Revolving Credit Balance:	$22,268.00	Public Records On File:	0
Revolving Line Utilization:	26.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 389399

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389399	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389399. Member loan 389399 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	VASNHS	Debt-to-income ratio:	9.27%
Length of employment:	7 years	Location:	LAS VEGAS, NV

Home town:	LAS VEGAS
Current & past employers:	VASNHS, APOLLO COLLEGE
Education:	WILKES UNIVERSITY

This borrower member posted the following loan description, which has not been verified:

NEEDED IN LESS THAN 2 WEEKS

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	5
Revolving Credit Balance:	$10,843.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 389428

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389428	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389428. Member loan 389428 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,131 / month
Current employer:	Indian Spring Country Club	Debt-to-income ratio:	9.20%
Length of employment:	7 years 8 months	Location:	Boynton Beach, FL

Home town:	St. Albans, New York
Current & past employers:	Indian Spring Country Club
Education:	SUNY College at Old Westbury

This borrower member posted the following loan description, which has not been verified:

To whom it may concern, this is extremely important for me to have a loan so that I can become debt free. The debt consolidation loan is something that I have looked into several times, now it is very urgent that my request for one is approved. When you check my credit history, my payments are and have been on time, just accumulated a lot of debt. I am a very good risk, because I pay my bills on time. I would certainly appreciate an approval. I would need this approved by theend of this week. Thanks. Thank you very much for your cooperation with this urgent matter. Very Truly Yours, Jean-Pierre Petrie

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1978	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,377.00	Public Records On File:	0
Revolving Line Utilization:	94.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 389498

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389498	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389498. Member loan 389498 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,190 / month
Current employer:	Retired Veteran	Debt-to-income ratio:	13.77%
Length of employment:	n/a	Location:	Norman, OK

Home town:	Denver
Current & past employers:	Retired Veteran, US Army
Education:	University of Oklahoma Norman Campus

This borrower member posted the following loan description, which has not been verified:

Looking for a good interest rate for consolidating 2 cards and financing the new Heat & A/C unit. (had to replace after 30+ good years)

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,251.00	Public Records On File:	1
Revolving Line Utilization:	5.50%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 389504

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389504	$25,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389504. Member loan 389504 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,614 / month
Current employer:	Four Cornerstone, LLC	Debt-to-income ratio:	8.57%
Length of employment:	4 years 7 months	Location:	Fort Worth, TX

Home town:	Dallas
Current & past employers:	Four Cornerstone, LLC, ThinkSpark
Education:	Ole Miss

This borrower member posted the following loan description, which has not been verified:

My name is Hunter and I own a small business called Four Cornerstone. Our company is in need of some working capital as our clients have not been paying on time.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,700.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 389511

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389511	$25,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389511. Member loan 389511 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Michael Graham	Debt-to-income ratio:	12.94%
Length of employment:	2 years	Location:	Downers Grove, IL

Home town:	Maywood
Current & past employers:	Michael Graham, Remax
Education:	College of Dupage

This borrower member posted the following loan description, which has not been verified:

15 years Experience in the Real Estate market. Last 5 years specializing in short sales and foreclosures. Putting together a direct mail ad campaign of 250,000 postcards targeting distressed homeowners in Chicagoland. Will work side by side with banks, borrowers and attorneys to sell properties in a timely fashion to avoid foreclosure making a commission on each transaction.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	37
Revolving Credit Balance:	$16,133.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 389534

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389534	$3,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389534. Member loan 389534 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,125 / month
Current employer:	Covidien Ltd.	Debt-to-income ratio:	24.24%
Length of employment:	2 years 10 months	Location:	Greenwood, SC

Home town:	Greece
Current & past employers:	Covidien Ltd., Pier 1 Imports
Education:	Lander University, Piedmont Technical College

This borrower member posted the following loan description, which has not been verified:

I will use the money from this loan to pay off my credit cards, and 401K loan. I will make a good candidate for the loan because I will pay the payment on time, and tell others about this company.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	30
Revolving Credit Balance:	$2,146.00	Public Records On File:	0
Revolving Line Utilization:	13.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 389558

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389558	$5,500	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389558. Member loan 389558 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Sears Holdings Corporation	Debt-to-income ratio:	16.75%
Length of employment:	2 years 3 months	Location:	Tucson, AZ

Home town:
Current & past employers:	Sears Holdings Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

The purpuse of this loan is to pay off high interst credit cards and to help consolidate my debt. I am a resent college graduate who got a 4.0 GPA. I am a hard worker who is working becoming debt free and this loan with help reach that goal.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,110.00	Public Records On File:	0
Revolving Line Utilization:	29.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 389563

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389563	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389563. Member loan 389563 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Human Genome Sciences	Debt-to-income ratio:	12.81%
Length of employment:	2 years	Location:	OLNEY, MD

Home town:	Jamaica
Current & past employers:	Human Genome Sciences, Target
Education:	Salisbury University

This borrower member posted the following loan description, which has not been verified:

want to use loan to pay off outstanding debt

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1986	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,108.00	Public Records On File:	0
Revolving Line Utilization:	18.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 389571

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389571	$10,800	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389571. Member loan 389571 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,667 / month
Current employer:	Power Payroll, Inc. (freelance)	Debt-to-income ratio:	16.13%
Length of employment:	20 years	Location:	Atlanta, GA

Home town:	Atlanta
Current & past employers:	Power Payroll, Inc. (freelance), self
Education:	Georgia State University

This borrower member posted the following loan description, which has not been verified:

There are 3-4 options of vehicles that I'm researching to purchase. They include the BMW 525i Wagon, BMW X3 and BMW X5. Each vehicle has unique pros, which affect the asking price. The maximum loan amount would be 18K and the minimum would be 10K. I have an excellent credit history and have never been late for any financial payment / obligation. I consider myself an exceptional candidate and look forward to working with Lending Club. Thank you.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1986	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$186,072.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 389618

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389618	$25,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389618. Member loan 389618 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,600 / month
Current employer:	retired	Debt-to-income ratio:	0.00%
Length of employment:	n/a	Location:	Medford, OR

Home town:	St. Louis
Current & past employers:	retired, Medford School District
Education:	Harris Teachers Collage

This borrower member posted the following loan description, which has not been verified:

800,000.00 equity with 3600.00 monthly income .. only one mortage with less than 10,000.00 owed on the rental

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1967	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,520.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 389645

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389645	$20,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389645. Member loan 389645 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$21,583 / month
Current employer:	Hawk Inc	Debt-to-income ratio:	16.97%
Length of employment:	24 years	Location:	Ladys Island, SC

Home town:	Walterboro
Current & past employers:	Hawk Inc
Education:	USC Gamecocks

This borrower member posted the following loan description, which has not been verified:

I'm trying to buy the lot next to my home at a deep discount which will add to my privacy and future home value. Most of the revolving debt I have came from a divorce 4 years ago. That's all cleared up & I've closed the accounts and should have them paid in full over the next 2 years. In the 2 years after the divorce I had to support 2 households so thats where the bulk of that came from (Just wanted to explain why they gave me a grade D, you can also contact me and I will provide you with recent credit report & scores showing a FICO scores of 685, 699 & 701) I've had over 20 plus years on excellent credit, never missed a payment not even during my divorce. This loan is 100% safe and will be paid back!

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,981.00	Public Records On File:	0
Revolving Line Utilization:	84.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 389650

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389650	$5,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389650. Member loan 389650 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Amici's MT	Debt-to-income ratio:	9.05%
Length of employment:	4 years	Location:	San Francisco, CA

Home town:	Sao Paulo
Current & past employers:	Amici's MT, Pasta Pomodoro
Education:	San Francisco State University, City College of San Francisco

This borrower member posted the following loan description, which has not been verified:

I owe federal and state tax for the year 2008 due April 15, 2009. I've been working for the same company for the past 4 years. All my accounts are in good standing and are paid in full. Due to the current financial crisis, banks are only offering unreasonably high interest personal loans. I plan to pay off the loan in less than a year.

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,012.00	Public Records On File:	0
Revolving Line Utilization:	10.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 389661

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
389661	$7,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 389661. Member loan 389661 was requested on March 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	n/a	Debt-to-income ratio:	14.69%
Length of employment:	n/a	Location:	Hinesville, GA

Home town:	Merced
Current & past employers:	US ARMY
Education:

This borrower member posted the following loan description, which has not been verified:

I have 3 credit cards that I want to consolidate into one

A credit bureau reported the following information about this borrower member on March 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,588.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Posting Report Supplement No. 170 dated March 31, 2009